Exhibit 10.1

________ ___, 2015
Amedica Corporation
1885 West 2100 South
Salt Lake City, UT 84119
Attn: Chief Executive Officer

Dear Sirs:
This agreement (the “Leak-Out Agreement”) is being delivered to you in connection with that certain understanding by and among Amedica Corporation, a Delaware corporation (“the Company”) and ________________ (“Holder”).
    The Holder holds securities of the Company (consisting exclusively of (A) shares of common stock, $0.01 par value, of the Company (the “Shares”) and other securities acquired by members of the Holder upon the purchase or exercise of any securities acquired pursuant to that certain Securities Purchase Agreement dated as of September 8, 2015 (the “SPA”) (capitalized terms not defined herein shall have the meaning as set forth in the SPA) and (B) securities issued thereunder upon the exercise of the Series A, B, C and D warrants, respectively (collectively, the “Restricted Securities”), in each case, as described on the signature page of the undersigned, Holder agrees with the Company as follows:
During the period commencing on the date hereof (“Execution Date”) and ending on the earlier of: (a) January 15, 2016, (b) the time of release (whether by termination of an applicable leak-out agreement or otherwise), in whole or in part, of any securities of the Company from all, or any part, of any leak-out agreement, transfer or sale restrictions set forth in any other leak-out agreement entered into or (d) any breach by the Company of any term of this Leak-Out Agreement that is not cured within 5 business days following delivery of written notice of such breach by the Holder to the Company (“Cured”), neither the Holder, nor any of its Affiliates, collectively, shall sell, on any trading day, more Shares than the greater of (x) 200,000 Shares (y) 15% of the daily average composite trading volume of the Company’s common stock as reported by Bloomberg, LP on the applicable trading day (subject to adjustment for any stock splits or combinations, stock dividends, recapitalizations or similar event after the date hereof); provided, that the foregoing restriction shall not apply to any sales of Shares occurring both (I) at a sale price at or above $0.20 and (II) at a time the last price of the Common Stock on the principal Trading Market (as reported by Bloomberg, LP) is at or above $0.20 (in each case, subject to adjustment for any stock splits or combinations, stock dividends, recapitalizations or similar event after the date hereof).
During the Lock-Up Period (as defined below) neither the Holder, nor any of its Affiliates, shall sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Shares, enter into any transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of any Shares, or publicly disclose the intention to make any such offer, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement.
During the period commencing on the Execution Date and ending on January 15, 2015, the Company shall not close any equity or equity linked financing without the prior written consent of the undersigned.
For the purpose of this Leak-Out Agreement, the following definitions shall apply:
    “Affiliate” means, with respect to any specified Person, (x) any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person, including, without limitation, any partner, officer, director, member of such Person and any fund now or hereafter existing that is controlled by or under common control with one or more general partners or managing members of, or shares the same management company with, such Person or (y) if such Person is a natural person, such Person’s spouse, lineal descendant (including any adopted child or adopted grandchild) or other family member, or a custodian or trustee of any trust, partnership or limited liability company for the benefit of, in whole or in part, or the ownership interests of which are, directly or indirectly, controlled by, such Person or any other member or members of such Person’s family.
“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any governmental or any department or agency thereof.
“Lock-Up Period” means the period commencing on the Execution Date and continuing until and including the second Trading Day following the Execution Date.
Notwithstanding anything herein to the contrary, on or after the date hereof, the Holder may, directly or indirectly, sell or transfer all, or any part, of the Restricted Securities (or any securities convertible or exercisable into Restricted Securities, as applicable) to any Person (an “Assignee”) without complying with (or otherwise limited by) the restrictions set forth in this Leak-Out Agreement; provided, that as a condition to any such sale or transfer (other than with respect to any Block Trade) an authorized signatory of the Company and such Assignee duly execute and deliver a leak-out agreement in the form of this Leak-Out Agreement with respect to such transferred Restricted Securities (or such securities convertible or exercisable into Restricted Securities, as applicable) (an “Assignee Agreement”) and sales of the Holder and its Affiliates and all Assignees shall be aggregated for all purposes of this Leak-Out Agreement and all Assignee Agreements.
    The Holder represents and warrants to the Company that neither the Holder, nor any of its respective Affiliates, have purchased securities of the Company from the Company other than the Restricted Securities.
    The Company further represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any Person entering into a Leak-Out agreement who is a Unit Purchaser under the SPA with respect to any consent, release, amendment, settlement or waiver of the terms, conditions or transactions herein, is or will be more favorable to such Person than those set forth in this Leak-Out Agreement or provided to any Person unless the provisions of this paragraph are complied with. If, and whenever on or after the date hereof, the Company desires to provide terms which might affect any of the actions prohibited in the immediately preceding sentence, then (i) the Company shall provide the Holder with notice thereof (x) at least two (2) business days prior to such date and (y) upon the consummation thereof the terms and conditions of this Leak-Out Agreement shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be), provided that upon written notice to the Company at any time prior to the expiration of such two (2) business day period the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Leak-Out Agreement shall continue to apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder.
Provided there have been no changes in applicable law, rule, or regulation or interpretation by the Staff of the Securities and Exchange Commission following the Execution Date and subject to any other agreements to which the Company and Holder are parties, the Company agrees not to take any position contrary to that of the holding period of the Restricted Securities tacking back to September 11, 2015, the original issue date of the Restricted Securities (or, as applicable, such securities convertible or exercisable into Restricted Securities (assuming for such purpose that any warrants to purchase Common Stock of the Company, if any, are exercised on a cashless basis)).The Company shall use reasonable best efforts to cause the Company’s transfer agent to timely obtain and process (at the Company’s sole cost and expense) such opinions of counsel (the “Opinion Firm”) as the Company’s transfer agent may require or request in connection with the removal of any restrictive legend and the Company shall provide such required undertakings, certificates, documentation and additional information as such transfer agent and Opinion Firm shall require in connection with such activities. As a condition to the issuance of each such opinion and transfer agent actions, the Company and its counsel shall have the right to require that Holder timely execute an attestation as to Holder not being an Affiliate of the Company and that the Holder (and its Affiliates, successors and assigns) have fully complied with the terms applicable to Holder under this Leak-Out Agreement and reasonable evidence of such compliance.

    Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Leak-Out Agreement must be in writing.
    This Leak-Out Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, letters and understandings relating to the subject matter hereof and are fully binding on the parties hereto. For the avoidance of doubt, the parties hereto further acknowledge and agree that this Leak-Out Agreement supersedes any other similar agreement entered into by the Company, the Subsidiary and any of the members of the Holder prior to the date hereof (collectively, the “Other Leak-Out Agreements”), and the terms and conditions of such Other Leak-Out Agreements shall not apply to the Holder.
    This Leak-Out Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. This Leak-Out Agreement may be executed and accepted by facsimile or PDF signature and any such signature shall be of the same force and effect as an original signature.
    The terms of this Leak-Out Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns.
    This Leak-Out Agreement may not be amended or modified except in writing signed by each of the parties hereto.
    All questions concerning the construction, validity, enforcement and interpretation of this letter agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.
    Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this letter agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereby irrevocably waives any right it may have, and agrees not to request, a jury trial for the adjudication of any dispute hereunder or in connection with or arising out of this letter agreement or any transaction contemplated hereby.
    Each party hereto acknowledges that, in view of the uniqueness of the transactions contemplated by this letter agreement, the other parties hereto would not have an adequate remedy at law for money damages in the event that this Leak-Out Agreement has not been performed in accordance with its terms, and therefore agrees that such other parties shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled, at law or in equity.
The obligations of Holder under this Agreement are several and not joint with the obligations of any Other Holder under any other agreement, and Holder shall not be responsible in any way for the performance of the obligations of any Other Holder under any such other agreement. Nothing contained herein or in this Agreement, and no action taken by Holder pursuant hereto, shall be deemed to constitute Holder and Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Holder and the Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement and the Company acknowledges that Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any other Agreement. The Company and Holder confirm that Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose. Only Company and Holder are the parties to this agreement and Other Holders may not rely on this agreement and no person (including, without limitation any Other Holder) shall be a third party beneficiary hereof.

[SIGNATURE PAGE TO AMDA LEAK-OUT]

Agreed to and Acknowledged:

AMEDICA CORPORATION

By: _____________________
Name:
Title:

“Holder”

__________________________

By: ____________________
Name:
Title:

Schedule I

List of Restricted Securities

Shares:
Series A Warrant:
Series B Warrant:
Series C Warrant:
Series D Warrant: